Exhibit 99.1

Biostax Announces FINRA Approval for Name and Ticker Symbol Change, Signals Entry into Global Substance Abuse Commercial Markets and Pioneering HIV Treatment

Orlando, FL, OCT. 24, 2023 (GLOBE NEWSWIRE)– Biostax Corp (OTC Pink: BTAX), a leading public company specializing in healthcare solutions, today announced a milestone in its transformative rebranding initiative. Both the State of Florida and FINRA have approved its name change from Immune Therapeutics, Inc. to Biostax and is now trading on OTC Pink Markets under the ticker symbol “BTAX”. This strategic shift signifies the company’s planned pivot towards the international commercial application of substance abuse solutions and its commitment to innovative HIV treatment.

Biostax is looking to leverage its expertise and global reach to address the critical challenges of substance abuse internationally. By deploying evidence-based interventions and collaborating with international partners, the company aims to provide comprehensive, scalable solutions to individuals and communities affected by substance abuse. Through its commercial initiatives, Biostax seeks to make a significant impact by offering accessible and effective products and services designed to support recovery and improve the quality of life for those struggling with substance abuse.

Additionally, Biostax remains steadfast in its dedication to advancing HIV treatment. The company’s research and development efforts focus on pioneering therapies that enhance the lives of individuals living with HIV. By combining Biostax naltrexone technology with Immgenuity, Inc.’s vaccine platform the company aims to position itself at the forefront of innovation in the field, aiming to improve health outcomes for those affected by HIV.

Commenting on the strategic direction, Biostax’s CEO, Noreen Griffin, stated, “Our rebranding marks a new chapter in our company’s journey. By entering the global substance abuse commercial markets and continuing our pioneering work in HIV treatment, we are positioning ourselves as leaders in addressing some of the world’s most pressing healthcare challenges. We are dedicated to making a meaningful difference in the lives of individuals and communities worldwide.”

Biostax is committed to transparency and will provide further updates and detailed information about its commercial partnerships in the substance abuse sector over the coming quarters. Additionally, the company will be launching an updated website in the coming months, offering a user-friendly platform for stakeholders, partners, and the public to access relevant information about its initiatives and progress.

About Biostax

Biostax is an innovative biopharmaceutical company that acquires and develops immune restoration pharmaceutical and medical technology (MedTech) products with a well -defined path to market. We use a hub-and-spoke business model, where the parent company (hub) holds a centralized management and administrative team, and each subsidiary (spoke) operates a specialized development team focused on individual product pipelines.

Where Biostax has a diversity of product pipelines that will provide revenue while reducing risk, our goal is to develop new therapies that provide disease remission by restoring immune balance for patients with autoimmune, inflammatory, and infectious diseases without suppressing their immune system. Restoring homeostasis or balance to the immune system is the first step to a cure by improving patients’ lives in chronic illness caused by immune dysfunction and inflammation. www.biostaxcorp.com

About Immgenuity, Inc.

Immgenuity, Inc. is a biotechnology company dedicated to developing innovative immunotherapy solutions to improve the lives of patients suffering from HIV. The company’s lead product candidate is IMTV014, a novel immunotherapy for HIV and NeuroAIDS, which has shown to be safe in preclinical studies. Immgenuity, Inc. is headquartered in Dover, Delaware and is led by a team of experienced biotech professionals with deep expertise in infectious diseases, immunology, virology, and drug development. For more information, visit https://immgenuity.com

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, considering the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory review and approval of our prospective products, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure, or prevent any disease.

Biostax Contact:

Noreen M. Griffin

Chief Executive Officer

ir@biostax.net